                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                          SOUTHSIDE BANCSHARES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

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
                           SOUTHSIDE BANCSHARES, INC.
                           1201 South Beckham Avenue
                               Tyler, Texas 75701


                                 April 2, 1996


Dear Shareholders:

On Wednesday, April 24, 1996, our shareholders will gather at the Southside Bank Operations Center (formerly Wyatt's Cafeteria), 1221 South Beckham Avenue, Tyler, to consider several propositions that are important to Southside Bancshares, Inc. and Southside Bank. The matters to be considered at the meeting include:

         1. Election of three Directors to serve until the 1999 Annual Shareholders' Meeting;

         2. Approval of an amendment to increase the number of shares authorized for issuance under the 1993 Incentive Stock Option Plan;

         3. Ratification of the appointment of Coopers & Lybrand L.L.P. as independent accountants for the current fiscal year; and

         4. Transaction of other business that may properly come before the meeting or any adjournments.

Your attendance and vote are important and you are encouraged to vote by completing the enclosed proxy card and returning it in the envelope provided. Shareholders of record at the close of business on March 8, 1996, are entitled to vote at the meeting.

Management will also report on operations and other matters affecting the Corporation, as well as respond to your questions. After the meeting, officers and directors will be available to visit with you.

Sincerely yours,


/s/ B. G. HARTLEY
---------------------------------
B. G. Hartley
Chairman of the Board

                           SOUTHSIDE BANCSHARES, INC.
                           1201 South Beckham Avenue
                               Tyler, Texas 75701


                                     NOTICE
                                       OF
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 24, 1996


         NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF SHAREHOLDERS OF SOUTHSIDE BANCSHARES, INC. (HEREINAFTER THE "CORPORATION" OR THE "COMPANY") WILL BE HELD AT THE SOUTHSIDE BANK OPERATIONS CENTER, 1221 SOUTH BECKHAM AVENUE, TYLER, TEXAS, ON APRIL 24, 1996, AT 4:00 P.M., LOCAL TIME, TO CONSIDER AND VOTE UPON THE FOLLOWING MATTERS:


                 1. To elect three (3) Directors to serve until the 1999 Annual Shareholders' Meeting;

                 2. To approve an amendment to the 1993 Incentive Stock Option Plan (the "Plan") to increase the number of shares authorized for issuance under the Plan;

                 3. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for the Corporation for the year ending December 31, 1996; and

                 4. To transact such other business that may properly come before the meeting or any adjournments.

         Only shareholders who are registered on the Corporation's books as owners of shares at the close of business on March 8, 1996, are entitled to vote at the meeting.

         Please date, sign, and return the enclosed proxy immediately in the envelope provided. It is important that you sign and return the proxy, even though you actually plan to attend the meeting in person. You may revoke the proxy at any time before the proxy is exercised by giving written notice to the Secretary of the Corporation or by advising the Secretary at the meeting.

                                        By Order of the Board of Directors


                                                  /s/ B. G. HARTLEY
                                        -----------------------------------
                                                    B. G. Hartley,
                                                Chairman of the Board

Tyler, Texas
April 2, 1996


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS REQUESTED THAT THE ENCLOSED FORM OF PROXY BE PROPERLY EXECUTED AND PROMPTLY RETURNED TO SOUTHSIDE BANCSHARES, INC. IN THE ENCLOSED ADDRESSED ENVELOPE.

                           SOUTHSIDE BANCSHARES, INC.
                           1201 South Beckham Avenue
                               Tyler, Texas 75701


                                PROXY STATEMENT
                                    FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 24, 1996


To our Shareholders:

         This Proxy Statement is being furnished to shareholders of Southside Bancshares, Inc. (the "Corporation") in connection with the Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 24, 1996, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any adjournments thereof. This Proxy Statement and applicable form of proxy are first being sent to the shareholders of the Corporation on or about April 2, 1996.


                             REVOCABILITY OF PROXY

         If your proxy is executed and returned, it will be voted as you direct. Additionally, if your proxy is executed and returned, it will be voted to approve the minutes of the last Shareholders' Meeting. This will not amount to a ratification of the action taken at that meeting nor will it indicate approval or disapproval of that action. Your proxy may be revoked by notice in writing, to the Secretary of the Corporation at its principal office at any time, or by advising the Secretary at the meeting and voting your shares in person. Your attendance at the meeting will not constitute automatic revocation of the proxy.


                        PERSONS MAKING THE SOLICITATION

         The proxy is being solicited by the Board of Directors. The cost of soliciting your proxy will be borne entirely by the Corporation and no other person or persons will bear such costs either directly or indirectly. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers, and employees of the Corporation.


                      OUTSTANDING SHARES AND VOTING RIGHTS

         The close of business on March 8, 1996, has been fixed as the record date for determining the shareholders of the Corporation entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. In the election of three Directors, to serve until the 1999 Annual Shareholders' Meeting, the three nominees receiving the highest number of votes will be elected. For all other matters a majority of votes cast shall decide each matter submitted to the Shareholders at the meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum, but will have no effect on the outcome of any of the proposals. At the close of business on March 8, 1996, there were 3,084,298 shares of Common Stock outstanding and eligible to be voted on each matter.


                              CERTAIN SHAREHOLDERS

         As of this date, the Corporation knows of no person or entity that is a beneficial owner of more than 5% of the outstanding Common Stock of the Corporation.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         There are three classes of Directors, two classes of which are comprised of three Directors each and whose terms expire at the 1996 and 1997 Annual Meeting, respectively, and one of which is comprised of two directors and whose terms expire at the 1998 Annual Meeting, or a total of eight Directors constituting the full Board of Directors. One class of directors is elected each year for a three-year term. The three nominees identified below are nominees for election at the 1996 Annual Meeting for a three-year term expiring at the 1999 Annual Meeting. All of the nominees are currently directors of the Corporation and Southside Bank (a wholly-owned subsidiary).

Unless otherwise instructed, proxies received in response to this solicitation will be voted in favor of the election of the persons nominated by management for directors of the Corporation. While it is not expected that any of the nominees will be unable to qualify or accept office, if for any reason one or more shall be unable to do so, the proxies will be voted for the substitute nominee(s) selected by the Board of Directors of the Corporation.


                                                                                            SHARES
                                                                                            BENEFI-
                                                                              INITIAL       CIALLY         PERCENT
                                                                            ELECTION TO      OWNED            OF
                                                                               BOARD     12-31-95 (1)       CLASS
                                                                            -----------  ------------      -------
NOMINEES FOR DIRECTORS - TERM TO EXPIRE AT THE 1999 ANNUAL MEETING:

ROLLINS CALDWELL (74) - Mr. Caldwell is a private investor who served as        1990         78,958         2.5%
President of Caldwell Welding Supply Company for 37 years.  He currently is involved in equipment and real estate leasing.

WILLIAM SHEEHY (55) - Mr. Sheehy has been a partner in the law firm of          1983         17,672           *
Wilson, Sheehy, Knowles, Robertson and Cornelius since 1971, and a                             (2)
practicing attorney since 1964.  Mr. Sheehy serves as Southside Bank's outside general counsel.

MURPH WILSON (83) - Mr. Wilson has been a partner in the law firm of            1982         37,242         1.2%
Wilson, Sheehy, Knowles, Robertson and Cornelius since 1953, and a                             (3)
practicing attorney since 1938.  He has also served as Chairman of the
Board of Directors of Southside Bank.



DIRECTORS CONTINUING UNTIL THE 1997 ANNUAL MEETING:

HERBERT C. BUIE (65) - Mr. Buie has been President of Tyler Packing             1988        112,862         3.7%
Company, Inc., a meat processing firm, since 1972.  He was initially                           (4)
employed by Tyler Packing in 1947, and acquired an ownership interest in
1956.  He has served on the Board of Directors of the Church of God,
School of Theology, since 1979 and also serves on the Board of Directors of the University of Texas Health Center and the Developmental Board of
Directors of the University of Texas-Tyler.  He also serves on the
Boards of Directors of the East Texas Regional Food Bank and the Texas
Chest Foundation.

________________
*  Less than 1%

                                                                                            SHARES
                                                                                            BENEFI-
                                                                              INITIAL       CIALLY         PERCENT
                                                                            ELECTION TO      OWNED            OF
                                                                               BOARD     12-31-95 (1)       CLASS
                                                                            -----------  ------------      -------
DIRECTORS CONTINUING UNTIL THE 1997 ANNUAL MEETING:


ROBBIE N. EDMONSON (63) - Mr. Edmonson is President of the Corporation,         1982           20,519         *
serving since 1983.  He joined Southside Bank as Vice President in 1968,                         (5)
and currently is Vice Chairman of the Board of Directors and Chief
Administrative Officer of Southside Bank.


W. D. (JOE) NORTON (59) - Mr. Norton has been the owner of W. D. Norton,        1988           46,710        1.5%
Inc., dba Overhead Door, since 1988.  He also owns Norton Equipment
Company.  Mr. Norton served as President and principal shareholder of
Norton Companies of Texas, Inc., for 24 years.


DIRECTORS CONTINUING UNTIL THE 1998 ANNUAL MEETING:


FRED E. BOSWORTH (78) - Mr. Bosworth has been Chairman of the Board of          1983           45,490        1.5%
Bosworth & Associates, Inc., an independent insurance agency,                                    (6)
since 1982.  He has been associated with the insurance industry in various capacities since 1935.


B. G. HARTLEY (66) - Mr. Hartley became Chairman of the Board of the            1982           77,742        2.5%
Corporation in 1983, having served as President since 1982.  He is also                          (7)
Chairman of the Board, President and Chief Executive Officer of
Southside Bank, having served as Southside Bank's Chief Executive
Officer since its opening in 1960.  He is a member of the Board of
Directors of East Texas Medical Center Regional Healthcare Systems and a
Regional Vice President of Texas Taxpayers and Research Association.  He
is also a Trustee of the R. W. Fair Foundation.  He is Chairman of the
Texas Bankers Insurance Service Company and a Trustee and a member of the Executive Committee of Texas College.


ALL DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS OF THE CORPORATION AND                         473,917       15.3%
ITS SUBSIDIARY AS A GROUP (13 PERSONS)                                                           (8)

(1) Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares set forth opposite his name.

(2) Mr. Sheehy has sole voting power with respect to 14,478 shares, owned individually. Mr. Sheehy has a beneficial interest in 3,194 shares owned by Southside Bank, Custodian for William Sheehy IRA. Mr. Sheehy directs voting of these 3,194 shares.

(3) Mr. Wilson has sole voting power with respect to 36,083 shares, owned individually. Also included in the total are 1,159 shares owned individually by Mr. Wilson's wife, Emily Wilson. Mr. Wilson disclaims all beneficial interest in the shares owned by his wife.

(4) Mr. Buie has sole voting power with respect to 109,720 shares, owned individually. Also included in the total are 1,735 shares owned by Mr. Buie's wife, Melvina Buie, and 714 shares owned by Mrs. Buie as Trustee for Herbert Rex Buie and 693 shares owned by Mrs. Buie as Trustee for Robin J. Buie. Mr. Buie disclaims beneficial ownership of these 3,142 shares.

(5) Mr. Edmonson holds sole voting and dispositive power with respect to 12,776 shares and holds voting power with respect to 2,533 shares, owned in the Corporation's ESOP Plan, in which he is 100% vested. He does not hold dispositive power. Also included in the total are 5,210 shares subject to incentive stock options that are exercisable within 60 days of the Record Date.

(6) Included in the total are 1,107 shares owned by Bosworth and Associates, Inc., in which Mr. Bosworth is Chairman of the Board of Directors. Mr. Bosworth disclaims beneficial ownership of these 1,107 shares.

(7) Mr. Hartley has sole voting and dispositive power with respect to 63,000 shares and is Trustee for Patrick Hartley with sole voting and dispositive power with respect to 3,732 shares. He also holds sole voting power with respect to 3,327 shares owned in the Corporation's ESOP Plan, in which he is 100% vested. He does not hold dispositive power. Also included in the total are 1,895 shares owned by Mr. Hartley's wife, Billie Boyd Hartley, of which Mr. Hartley disclaims all beneficial interest. Also included in the total are 5,788 shares subject to incentive stock options that are exercisable within 60 days of the Record Date.

(8) Please see footnotes (2) through (7) above for additional disclosure regarding the nature and amount of beneficial ownership.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

                   BOARD MEETINGS, COMMITTEES AND ATTENDANCE

         The Board of Directors of the Corporation met nine times during the fiscal year. All directors were present for at least 75% of the meetings of the Board and committees on which they served. Each director of the Corporation also serves as a director of Southside Bank.

         The Board of Directors of the Corporation has only one standing committee (the Incentive Stock Option Committee) but its wholly owned subsidiary, Southside Bank, has several standing committees to assist the Boards of Directors of Southside Bank and of the Corporation in the discharge of their respective responsibilities. The committees and the purpose and composition of these committees with respect to persons who are directors of the Corporation and Southside Bank are as follows:

EXECUTIVE COMMITTEE OF SOUTHSIDE BANK

         The Executive Committee is authorized to act on behalf of the Board of Directors of Southside Bank between scheduled meetings of the Board, subject to certain limitations. The committee is comprised of Messrs. Bosworth, Buie, Caldwell, Norton, Sheehy and Wilson, who are directors of Southside Bank and directors of the Corporation, but are not officers or employees of either Southside Bank or of the Corporation. Also serving are Messrs. Hartley and Edmonson, who are directors and officers of the Corporation and Southside Bank. Messrs. Titus Jones and Andy Wall are officers and directors of Southside Bank and also serve as members of the committee. The Executive Committee of Southside Bank meets weekly to discharge its responsibilities.

         In addition, the members of the Executive Committee comprise the Loan/Discount Committee of Southside Bank. It is their responsibility to monitor credit quality and review extensions of credit. During the fiscal year, the Loan/Discount Committee of Southside Bank met weekly to discharge its responsibilities.

TRUST COMMITTEE OF SOUTHSIDE BANK

         The Trust Committee of Southside Bank is responsible for the oversight of the operations and activities of the Trust Department. Messrs. Bosworth, Edmonson and Hartley, directors of the Corporation and Southside Bank, serve on this committee. Messrs. Richard Babb, Michael Gollob, and Titus Jones (an officer of Southside Bank) are directors of Southside Bank, and Sam Dawson (an officer of Southside Bank and the Corporation), serve as members of the Trust Committee. Mr. Babb, Mr. Bosworth and Mr. Gollob are not officers or employees of the Corporation or Southside Bank. The Trust Committee meets monthly.

AUDIT-COMPLIANCE AND ELECTRONIC DATA PROCESSING COMMITTEE OF SOUTHSIDE BANK

         The Audit-Compliance and Electronic Data Processing Committee of Southside Bank is responsible for monitoring the internal audit functions, internal accounting procedures and controls and for ensuring compliance with all appropriate statutes. The Audit-Compliance and Electronic Data Processing Committee is comprised solely of directors of Southside Bank who are not officers or employees. Those directors are Messrs. Alton Cade, Jr., Michael Gollob, James R. Hicks and W. H. Hudson. The Audit-Compliance and Electronic Data Processing Committee of Southside Bank meets monthly.

INVESTMENT/ASSET-LIABILITY COMMITTEE OF SOUTHSIDE BANK

         The Investment/Asset-Liability Committee is responsible for reviewing Southside Bank's overall funding mix, asset-liability management policies and investment policies. The members of the Committee are: Messrs. Buie and Norton who are directors of the Corporation and Southside Bank; and Hoyt N. Berryman, Jr., who is a director of Southside Bank; none of the foregoing are officers or employees of the Corporation or Southside Bank; and Messrs. Hartley and Edmonson. Also serving on this committee are Southside Bank officers Sam Dawson, Lee Gibson, George Hall, Titus Jones, Jeryl Story, Lonny Uzzell and Andy Wall. The Investment/Asset-Liability Committee meets monthly.

INCENTIVE STOCK OPTION COMMITTEE OF SOUTHSIDE BANCSHARES, INC.

         The Incentive Stock Option Committee is primarily responsible for administering the Southside Bancshares, Inc. 1993 Incentive Stock Option Plan. The Incentive Stock Option Committee consists solely of non-employee directors of the Corporation and includes Messrs. Bosworth, Buie and Norton. The committee met once in 1995.

                             DIRECTOR COMPENSATION

         The Corporation does not compensate its directors for committee service. Each director is paid according to the compensation schedule of Southside Bank. Officers of Southside Bank, who are also bank directors, are paid for the monthly directors' meeting and the Annual Director Retainer.

         The current director compensation schedule for Southside Bank is as follows:

         Director (monthly)                       -         $400 per meeting
         Executive (weekly)                       -         $200 per meeting
         Trust (monthly)                          -         $ 50 per meeting
         Audit and Compliance (monthly)           -         $ 50 per meeting
         Investment/Asset-Liability (monthly)     -         $ 50 per meeting
         Annual Director Retainer                 -         $500 per annum
         Annual Shareholder Meeting               -         $400 per meeting

                             EXECUTIVE COMPENSATION

         The following information is furnished for the last three fiscal years ended December 31, with respect to the executive officers of Southside Bank who received compensation in excess of $100,000. The Corporation does not pay its executive officers a salary; therefore, this information relates to compensation paid by Southside Bank.

                           SUMMARY COMPENSATION TABLE

                                                                        Annual Compensation
                                                        -------------------------------------------------------
                                                                                                  *Other Annual
Name and Principal Position                             Year           Salary           Bonus      Compensation
                                                        ----           ------           -----     -------------
B. G. Hartley  -  Chairman of the Board                 1995          $200,000          $35,000      $ 9,343
of the Corporation; Chairman of the Board,              1994           178,000           34,450        8,408
President and Chief Executive Officer of                1993           178,000           22,250        9,500
Southside Bank

Robbie N. Edmonson  -  President of the                 1995          $130,000          $16,250      $ 9,501
Corporation; Vice Chairman of the Board and             1994           125,000           15,625        8,485
Chief Administrative Officer of Southside Bank          1993           125,000           15,625        8,100

Titus Jones - Executive Vice President -                1995          $100,000          $12,500      $ 8,743
General Administration - Southside Bank                 1994            95,000           11,875        7,830
                                                        1993            87,500           10,937        7,100

H. Andy Wall -  Executive Vice President -              1995          $ 97,500          $12,188      $ 8,567
Lending - Southside Bank                                1994            92,500           11,562        7,653
                                                        1993            87,500           10,937        7,100

Sam Dawson -  Executive Vice President -                1995          $ 90,000          $11,250      $ 8,362
Trust - Southside Bank                                  1994            85,000           10,625        6,280
                                                        1993            80,000           10,000        6,301

Jeryl Story -  Executive Vice President  -              1995          $ 90,000          $11,250      $ 8,434
Loan Administration - Southside Bank                    1994            85,000           10,625        6,349
                                                        1993            80,000           10,000        6,419

* Each executive officer received director fees from Southside Bank in 1995, 1994 and 1993 of $5,700, $5,300 and $4,700 respectively. ESOP contributions comprise the remaining amount.


                        REPORT ON EXECUTIVE COMPENSATION

GENERAL

        The purpose of this report is to provide insight into the practice and philosophy of the Board of Directors in establishing the compensation for the executive officers of the Corporation and Southside Bank and to elaborate on the relationship between corporate performance and executive compensation. All monetary compensation for executive officers of the Corporation and Southside Bank is paid solely by Southside Bank. Since neither the Corporation nor Southside Bank has a formal compensation committee, the Executive Committee of Southside Bank is responsible for all executive compensation recommendations. The recommendations are presented to the Board of Directors of Southside Bank for final approval.

        Management of the Corporation and the Executive Committee keep abreast of current executive compensation issues, trends and levels as a result of financial industry contacts and peer group information. The Chairman of the Board, B. G. Hartley, initially develops and presents executive compensation recommendations to the Executive Committee with respect to all executive officers. Salaries are approved once a year in January and bonuses are approved in June and December. The Executive Committee acts upon the recommendations and then requests approval of the full Board of Directors of Southside Bank. After a review and discussion by the Board of Directors, the compensation package for all executive officers is acted upon.

        In determining the proper levels of executive compensation, the Executive Committee considers the financial health of the Corporation and Southside Bank. As a result, executive compensation is affected by the financial performance of the Corporation and Southside Bank, although specific correlation to financial performance is not established either for a group or an individual and in the final analysis salaries are a subjective determination of the Board of Directors.

        The total return on the Corporation's Common Stock is not a significant factor in determining executive compensation. The Common Stock of the Corporation is not traded on any market nor is there a market maker. Fluctuating supply and demand from a relatively small ownership base can dramatically affect the stock's price as well. Supply and demand of the stock can at times have much more effect on the total return of the Common Stock than financial performance by the Corporation or Southside Bank. Because of this limited trading market, the actual performance of the Corporation's stock price is not a significant factor in assessing executive performance or arriving at executive compensation.

CHIEF EXECUTIVE OFFICER COMPENSATION

        The Company's Board of Directors considers the factors mentioned above, primarily the financial well-being of the Corporation and peer group compensation trends, in determining the compensation of the Chief Executive Officer. Following an analysis of marketplace data and a subjective assessment of the Chief Executive Officer's contribution to the Corporation, the Executive Committee recommended, and the Board of Directors of Southside Bank approved, an increase in the annual salary of the Chief Executive Officer from $178,000 to $200,000 for Fiscal 1995. The Chief Executive Officer also received a bonus of $35,000 in 1995.

        This report should provide insight into the decision making process regarding executive officer compensation. It is the intent of the Board of Directors of the Corporation and of Southside Bank that executive compensation be commensurate with the executive officer's level of responsibility and contribution in operating a sound and profitable financial institution.

                BOARD OF DIRECTORS OF SOUTHSIDE BANCSHARES, INC.

Fred E. Bosworth                Robbie N. Edmonson                William Sheehy
Herbert C. Buie                  B. G. Hartley                    Murph Wilson
Rollins Caldwell                  Joe Norton


                                    [CHART]



  ------------------------------------------------------------------------------
                                 1990     1991    1992     1993     1994    1995
  ------------------------------------------------------------------------------
  Southside Bancshares, Inc.     $100     $122    $209     $299     $259    $368
  ------------------------------------------------------------------------------
  Dow Jones Equity               $100     $132    $144     $158     $159    $221
  ------------------------------------------------------------------------------
  Regional Banks South           $100     $181    $241     $248     $244    $378
  ------------------------------------------------------------------------------

                        1993 INCENTIVE STOCK OPTION PLAN

     The purpose of the following table is to report grants of stock options to the Executive Officers named in the Summary Compensation Table during 1995. No stock appreciation rights have been granted. The Executive Officers were granted stock options in 1993 and 1995 pursuant to the 1993 Incentive Stock Option Plan. None were granted in 1994.



========================================================================================================================
                                            Option Grants In Last Fiscal Year
========================================================================================================================
                                                                                         Potential Realizable Value
                                                                                             at Assumed Annual
                                                                                           Rates of Stock Price
                               Individual Grants (1)                                  Appreciation for Option Term(2)
------------------------------------------------------------------------------------------------------------------------
                                         Percent
                                           of
                                          Total
                                         Options        Exercise
                                         Granted           or
                                       to Employ-         Base
                           Options       ees in          Price        Expiration          At 5%             At 10%
                           Granted       Fiscal          ($/Sh)          Date             Annual            Annual
          Name               (3)          Year            (3)             (4)             Growth            Growth
------------------------------------------------------------------------------------------------------------------------
  B. G. Hartley              8,000         14.3%         $12.00        06/22/05          $60,320           $153,040
------------------------------------------------------------------------------------------------------------------------
  Robbie N. Edmonson         8,000         14.3%         $12.00        06/22/05          $60,320           $153,040
------------------------------------------------------------------------------------------------------------------------
  Titus E. Jones             8,000         14.3%         $12.00        06/22/05          $60,320           $153,040
------------------------------------------------------------------------------------------------------------------------
  H. Andy Wall               8,000         14.3%         $12.00        06/22/05          $60,320           $153,040
------------------------------------------------------------------------------------------------------------------------
  Sam Dawson                 8,000         14.3%         $12.00        06/22/05          $60,320           $153,040
------------------------------------------------------------------------------------------------------------------------
  Jeryl Story                8,000         14.3%         $12.00        06/22/05          $60,320           $153,040
========================================================================================================================

(1) Options are granted at fair market value on the date of grant. One-fifth of the options vest annually beginning in 1996. The options are scheduled to expire in June 2005.
(2) The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast possible future price appreciation of the Corporation's stock.
(3) Options listed in the table above are not adjusted for the stock dividend declared in October 1995. The shares were increased to 8,400 and the exercise price decreased to $11.43 per share.
(4) Each option agreement governing that option provides that upon the dissolution or liquidation of the Corporation, a merger or consolidation in which the Corporation is not the surviving corporation, a sale or conveyance of all or substantially all of its assets, or a transaction or series of related transactions in which another corporation makes a tender offer or exchange offer for or becomes the owner of 50% or more of the total combined voting power of all classes of stock of the Corporation, the optionee may exercise the option at any time prior to the termination of the option without regard to the extent that option would have been exercisable under the cumulative installment provisions of his or her option agreement.

         The following table discloses for each of the executive officers named in the Summary Compensation Table the values of their options at December 31, 1995. During the year ended December 31, 1995, no executive officers exercised stock options.

                   AGGREGATED OPTIONS EXERCISABLE IN 1995 AND
                        DECEMBER 31, 1995 OPTION VALUES


===========================================================================================================
                                    Number of Securities                      Value of Unexercised
                               Underlying Unexercised Options                 In-The-Money Options
                                    at December 31, 1995                    at December 31, 1995 (1)
-----------------------------------------------------------------------------------------------------------
           Name               Exercisable         Unexercisable         Exercisable          Unexercisable
-----------------------------------------------------------------------------------------------------------
  B. G. Hartley                  5,788               17,084               $38,143               $74,616
-----------------------------------------------------------------------------------------------------------
  Robbie N. Edmonson             5,210               16,215               $34,334               $68,889
-----------------------------------------------------------------------------------------------------------
  Titus E. Jones                 4,630               15,347               $30,512               $63,169
-----------------------------------------------------------------------------------------------------------
  H. Andy Wall                   4,630               15,347               $30,512               $63,169
-----------------------------------------------------------------------------------------------------------
  Sam Dawson                     4,630               15,347               $30,512               $63,169
-----------------------------------------------------------------------------------------------------------
  Jeryl Story                    4,630               15,347               $30,512               $63,169
===========================================================================================================


(1) Based on $13.50 per share of Common Stock, which was the fair market value of a share of Common Stock on December 31, 1995.

                        DEFINED BENEFIT RETIREMENT PLAN

         The Corporation has a retirement plan for eligible employees of the Corporation and Southside Bank that is designed to comply with the requirements of the Employee Retirement Income Security Act of 1974, the entire cost of which is provided by Corporation contributions. Compensation covered by the plan includes all cash and cash equivalent forms of remuneration reported for federal income tax purposes [including compensation deferred under IRC 401(K)].

         The years of credited service under the plan as of December 31, 1995, for each person named in the current compensation table on the preceding page are as follows: B. G. Hartley - 35 years (35 years at age 66); Robbie N. Edmonson - 27 years (28 years at age 65); Titus E. Jones - 30 years (43 years at age 65); H. Andy Wall - 27 years (36 years at age 65); Sam Dawson - 21 years (38 years at age 65); and Jeryl Story - 16 years (37 years at age 65).

         The following table shows the anticipated annual benefit, computed on a ten-year certain and life basis, payable upon the normal retirement as of December 31, 1996, of a vested Executive Officer of the Corporation at age 65 after 15, 20, 25, 30, or 35 years of credited service at specified annual compensation levels.



  FINAL 60 MONTHS                               YEARS OF CREDITED SERVICE AT RETIREMENT
  AVERAGE ANNUAL            ------------------------------------------------------------------------------
    COMPENSATION              15             20                 25                  30               35
-------------------         -------       --------           --------            ---------        --------
     $125,000               $46,272       $ 61,697           $ 70,871            $ 80,045         $ 89,219
      150,000                56,022         74,697             85,871              97,045          108,219
      175,000                65,772         87,697            100,871             114,045          127,219
      200,000                75,522        100,697            115,871             131,045          146,219
      225,000                85,272        113,697            130,871             148,045          165,219
      250,000                95,022        126,697            145,871             165,045          184,219

NOTE: Benefits under the employer's qualified plan, Retirement Plan for Subsidiaries of Southside Bancshares, Inc., are subject to the maximum annual benefit limitation during 1996 under Section 415 of the Internal Revenue Code
(IRC) of $120,000. In addition, compensation that can be considered by the plan is limited during 1996 to $150,000, as provided by Section 401(a)(17) of the IRC. These IRC limitations are subject to annual cost-of-living adjustments. The employer has adopted a nonqualified plan that pays to the employee amounts restricted by the IRC. Hence, the benefits shown represent the total amount the employee would receive from both plans and are not subject to any deduction for social security benefits or other offset amounts.



                      RETIREMENT BENEFIT RESTORATION PLAN

        On August 1, 1991, the Board of Directors voted unanimously to approve and adopt a nonqualified Retirement Benefit Restoration Plan that would reinstate retirement benefits to those employees whose benefits are restricted under the limitation as set forth in Section 415 of the Internal Revenue Code of 1986 (IRC). The plan was amended effective January 1, 1994, to also restore any benefits restricted by Section 401(a)(17) of the IRC. The restoration plan will reinstate any retirement benefit, previously provided by the Corporation's Defined Benefit Plan, but restricted as a result of legislation enacted to limit retirement benefits.


                         EMPLOYEE STOCK OWNERSHIP PLAN

        The Corporation has an Employee Stock Ownership Plan which was established to attract, reward and retain valuable employees. The plan is established for the exclusive benefit of the employees of the Corporation and Southside Bank. The ESOP, which is a qualified retirement plan, is designed to invest in the securities of the Corporation and allocate the stock to all eligible full-time employees of the Corporation and Southside Bank after completion of one year's service. Full vesting occurs upon completion of six years credited service. The Corporation contributed $150,000 to the Plan during the fiscal year ended December 31, 1995. Contributions for 1995 were allocated to the Corporation's executive officers as follows: B. G. Hartley $3,643, Robbie Edmonson $3,801, Titus Jones $3,043, H. Andy Wall $2,867, Sam Dawson $2,662 and Jeryl Story $2,734.


                          401(K) EMPLOYEE SAVINGS PLAN

        The Corporation also sponsors a 401-K Employee Savings Plan. All full-time employees of the Corporation and Southside Bank are eligible to contribute to the Plan. The Corporation does not contribute to the plan. Employees, through salary reduction, are able to contribute up to 20% of their salary (not to exceed $9,240 in 1995) to the qualified plan. Since participation is voluntary and the Corporation does not contribute, participants are 100% vested. Withdrawals from the Plan are allowed at age 59 1/2, upon disability or death, at the occurrence of a financial hardship or termination of employment.

                   OFFICERS LONG-TERM DISABILITY INCOME PLAN

        There is a Long-Term Disability Income Plan (the "Disability Plan"), which covers certain officers of the Corporation and Southside Bank in the event they become disabled. Individuals are automatically covered under the plan if they (a) have been elected as an officer of either the Corporation or Southside Bank, (b) have been an employee of the Corporation or Southside Bank for three years and (c) receive earnings of $50,000 or more on an annual basis. The Disability Plan provides that should a covered individual become totally disabled a benefit of at least 66.7% of current salary, not to exceed $10,000 per month, is available through this plan, the retirement plan and Social Security. The benefits paid out of the Disability Plan may be limited by the benefits paid to the individual under the terms of other Corporate-sponsored benefit plans and Social Security. The annual cost of the Disability Plan is approximately $14,000.

                           DEFERRED COMPENSATION PLAN

        Southside Bank has a deferred compensation agreement with seven of its executive officers, which provides for payment of an amount over a maximum period of fifteen years after retirement or death. If an executive officer leaves the bank's employ or is terminated with good cause by the Board of Directors of Southside Bank, no benefits are payable under the plan. The deferred compensation agreements are as follows: Mr. Hartley - $800,000 payable over 15 years; Mr. Edmonson - $360,000 payable over 10 years; and Messrs. Jones, Wall, Dawson and Story - $300,000 each payable over 10 years. The present value of the future benefits assuming a discount rate of 8% is as follows: B. G. Hartley $534,000; Robbie N. Edmonson $217,000; Titus Jones $16,000; Andy Wall $27,000; Sam Dawson $12,000 and Jeryl Story $8,000. The benefits provided by the compensation plan are in addition to those of the Retirement Plan of the Corporation. Southside bank has acquired a life insurance policy on each executive, with the bank as beneficiary, to cover the cost of the deferred compensation plan.


              TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES

        Certain of the executive officers and directors of the Corporation (and their associates) have been customers of Southside Bank and have been granted loans in the ordinary course of business. All loans or other extensions of credit made by Southside Bank to executive officers and directors of the Corporation and Southside Bank were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collection or present unfavorable features. The Corporation expects similar transactions to occur with its executive officers and directors as well as directors and officers of Southside Bank. During 1995, the Corporation believes that all directors and executive officers of the Corporation timely filed all reports required pursuant to
Section 16(a) of the Securities Exchange Act of 1934.


        The law firm of Wilson, Sheehy, Knowles, Robertson and Cornelius, of which Directors Murph Wilson and William Sheehy are partners, has provided legal services to the Corporation and Southside Bank for many years and continues to do so during the current fiscal year. The Corporation and Southside Bank paid the law firm $152,000 for services rendered in calendar year 1995. During 1995, the Corporation and Southside Bank paid Bosworth and Associates, Inc.,of which Fred E. Bosworth is Chairman of the Board, approximately $57,000 for insurance premiums for various insurance policies.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company did not have a Compensation Committee of the Board of Directors during 1995. In addition, the Company did not pay any compensation to its executive officers during 1995. See "Executive Compensation." The compensation of the executive officers of Southside Bank is determined by the Executive Committee of Southside Bank, which is comprised of all of the directors of the Company, including Messrs. Hartley and Edmonson (who are each executive officers of Southside Bank and the Company).

        During 1995, no executive officer of the Company or Southside Bank served as a director of another corporation. During 1995, no executive officer of the Company or Southside Bank served as a member of the Compensation Committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation.

        For information concerning transactions by the Company and Southside Bank with certain members of the Executive Committee of Southside Bank, please see "Transactions with Directors, Officers and Associates."

                 PROPOSED AMENDMENT TO INCREASE THE NUMBER OF
            SHARES SUBJECT TO THE 1993 INCENTIVE STOCK OPTION PLAN
                                 (PROPOSAL 2)
GENERAL

        On March 28, 1996, the Board of Directors approved, subject to shareholder approval, a proposal to amend (the "Amendment") the 1993 Incentive Stock Option Plan (the "Plan") to increase the number of shares of Common Stock available for issuance under the Plan from 231,525 (which number has been appropriately adjusted to account for the past stock dividends effected by the Company) to 350,000 shares. In connection with the approval of the Amendment, the Board of Directors also considered and approved several housekeeping amendments to the Plan (the "Additional Amendments"), none of which required shareholder approval and each of which took effect on the date of its approval by the Board of Directors. The material terms of the Additional Amendments are briefly described below under the caption "--Description of the Plan." Upon shareholder approval of the Amendment, the Amendment and the Additional Amendments will be incorporated into an amended and restated Plan.

        If approved by the shareholders at the Annual Meeting, the Amendment will be effected by changing the first sentence of Section 5 of the Plan to read in its entirety as follows:

                 "The Committee may not grant options under the Plan for more than 350,000 shares of Common Stock of the Company, but this number may be adjusted to reflect, if deemed appropriate by the Committee, any stock dividend, stock split, share combination, recapitalization or the like, of or by the Company."

        The remaining language of Section 5 will remain unchanged and the only effect of the Amendment will be to increase the number of shares of Common Stock issuable upon the exercise of stock options granted under the Plan.

        Over recent years, the Company's operations have grown substantially. As a result, the Company now has more employees than it did in April 1993 when the Plan was originally approved by the shareholders. The proposed Amendment will provide the Company with the flexibility to issue options to members of its expanded employee base and will enable the Company to continue the purpose of the Plan to attract and retain qualified and competent employees, upon whose judgment the success of the Company is largely dependent.

        Shareholder approval of the Amendment is required by Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Approval of the Amendment by the shareholders is advisable for the Plan to continue to comply with Rule 16b-3. Rule 16b-3 provides an exemption from the operation of the "short-swing profit" recovery provisions of Section 16(b) of the Exchange Act, with respect to the acquisition of stock options and the use of already owned stock as payment for the exercise price of any stock option granted under the Plan.

        The Company has previously registered the 231,525 shares currently authorized for issuance upon exercise of stock options granted under the Plan under the Securities Act of 1933, as amended (the "Act"). The Company intends to register the 118,475 additional shares of Common Stock issuable upon shareholder approval of the Amendment, assuming the shareholders approve the Amendment.

        Since participation in the Plan is voluntary and generally open to all employees, it is not possible at this time to indicate the number, names or positions of employees who will receive stock options or the number of shares for which options will be granted to any employee under the Plan. The Plan is not subject to the qualifications requirements of Section 401 of the Internal Revenue Code (the "Code"), nor is the Plan subject to the provisions of ERISA.

DESCRIPTION OF THE PLAN

        The purpose of the Plan is to provide key employees of the Company and its subsidiaries with a proprietary interest in the Company through the granting of options which will increase the interest of key employees in the Company's welfare, furnish an incentive to key employees to continue their services for the Company and its subsidiaries, and provide a means through which the Company and its subsidiaries may attract able persons to enter the employ of the Company and/or its subsidiaries. Key employees are those officers and employees of the Company and its subsidiaries whose performance and responsibilities are considered to be influential to the success of the Company. All key employees of the Company and its subsidiaries are eligible to receive options under the Plan. As a part of the Additional Amendments, the Board of Directors voted to change the name of the Plan from the SoBank 1993 Incentive Stock Option Plan to the Southside Bancshares, Inc. 1993 Incentive Stock Option Plan. As of March 1, 1996, options for 199,750 shares of Common Stock have been granted under the Plan.

        The Plan is administered by the Incentive Stock Option Committee of the Company (the "Committee"), which is presently comprised of Fred E. Bosworth, Herbert C. Buie, and W. D. (Joe) Norton, each of whom is an outside director, and a "disinterested person" within the meaning of Rule 16b-3, to administer the Plan. The Committee has the authority to select, from time to time, the key employees of the Company and its subsidiaries to whom options are to be granted under the Plan, to determine the terms of which options are granted, and to interpret the Plan. As part of the Additional Amendments, the Board of Directors also approved an amendment to the Plan that generally clarifies the status and role of the Committee in administering the Plan.

        It is intended that only incentive stock options (within the meaning of Section 422 of the Code) are to be granted under the Plan. All options under the Plan are granted by the Committee and evidenced by stock option agreements containing terms approved by the Committee, but not inconsistent with the Plan. Additional options may be granted to persons to whom options have previously been granted, and there are no restrictions (other than the limits of Code
Section 422) on the maximum or minimum number of shares of Common Stock covered by options that may be granted to any one person. If an option granted under the Plan expires or terminates or is cancelled without having been exercised, the unpurchased shares subject thereto shall again be available for the granting of options under the Plan.

        Unless sooner terminated by action of the Board of Directors, the Plan shall terminate on March 31, 2003, and no options may thereafter be granted under the Plan. Options granted prior to March 31, 2003 will continue to be effective after that date in accordance with their terms.

        The Board of Directors as part of the Additional Amendments also approved a change to the amendments and discontinuation provisions of the Plan, which now provide as described below in this paragraph. The Committee may from time to time amend, suspend or terminate the Plan or any option outstanding thereunder; provided, however, that, no such amendment may, without the approval by the shareholders of the Company, change the Plan in any manner that would require shareholder approval pursuant to Rule 16b-3 or Section 422 of the Code, as such rules may be amended from time to time; and provided, further that, except to the extent provided for in any stock option agreement, no amendment or suspension of the Plan or any stock option shall substantially impair any option previously granted to any optionee without the consent of such optionee, except as may be necessary for any incentive stock option to comply with the requirements of the Code. Shareholders should be aware that Rule 16b-3 currently provides that shareholder approval of an amendment to the Plan will be necessary only if such amendment would (a) materially increase the benefits accruing to participants under the Plan; (b) materially increase the number of securities which may be issued under the Plan; or (c) materially modify the requirements as to eligibility for participation in the Plan. There are proposals currently before the Securities and Exchange Commission which would amend Rule 16b-3 so as to eliminate the necessity of shareholder approval for any amendments to employee benefit plans. If Rule 16b-3 is so amended, amendments to the Plan would require shareholder approval only if Section 422 of the Code required such approval. Section 422 presently provides that shareholder approval is only necessary when the number of shares eligible for grants under an incentive stock option plan is increased or the class of employees eligible to receive incentive stock options changes.

        The exercise price of each option granted under the Plan shall not be less than one hundred percent (100%) of the fair market value per share of the Common Stock on the date the option is granted. The option period may not be more than ten (10) years from the date the option is granted. However, an option may not be granted under the Plan to an employee who owns more than ten percent (10%) of the outstanding Common Stock of the Company unless the option price is at least one hundred ten percent (110%) of the fair market value of the Common Stock at the date of grant and the option is not exercisable more than five (5) years after it is granted. There is no limit on the fair market value of incentive stock options that may be granted to an employee in any calendar year, but no employee may be granted options that first become exercisable during a calendar year for the purchase of stock with an aggregate fair market value (determined as of the date of grant of each option) in excess of $100,000. An option (or an installment thereof) counts against the annual limitation only in the year it first becomes exercisable. Options may be exercised in annual installments. All installments that become exercisable are cumulative and may be exercised at any time after they become exercisable until expiration of the option.

        The Committee may provide for termination of options granted under the Plan in case of termination of employment, dishonesty or any other reason the Committee determines. Upon termination of the employment of an employee holding an option under the Plan other than for cause, his option is exercisable for a period of thirty (30) days after termination. Options may not be transferred other than by will or the laws of descent and distribution. If the optionee dies before the termination of his right to exercise his option, the legal representatives of his estate may exercise his option for a period of 180 days from the date of the optionee's death, provided that the option is exercised prior to the date of its expiration, and the option may be exercised only as to those shares the optionee could have purchased under the option on the date of death.

        An option agreement may provide that upon the dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, a sale or conveyance of all or substantially all of its assets, or a transaction or series of related transactions in which another corporation makes a tender offer or exchange offer for or becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company, the optionee may have the right to exercise the option at any time prior to the termination of the option without regard to the extent that option would have been exercisable under the cumulative installment provisions of his or her option agreement.

FEDERAL INCOME TAX CONSEQUENCES

        All stock options that qualify under the rules of Section 422 of the Code will be entitled to "incentive stock option" treatment. To receive incentive stock option treatment, an optionee must not dispose of the acquired stock within two (2) years after the option is granted or within one (1) year after exercise. In addition, the individual must have been an employee of the Company for the entire time from the date of granting of the option until three
(3) months (one year if the employee is disabled) before the date of the exercise. The requirements that the individual be an employee and the two (2) year and one (1) year holding periods are waived in the case of death of the employee. If all such requirements are met, no tax will be imposed upon exercise of the option, and any gain upon sale of the stock will be entitled to capital gain treatment.

        If an employee does not meet the two (2) year and one (1) year holding requirements specified above (a "disqualifying disposition"), but does meet all other requirements, tax will be imposed at the time of sale of the stock, but the employee's gain on exercise will be treated as ordinary income rather than capital gain and the Company will get a corresponding deduction at the time of sale. Any remaining gain on sale will be short-term or long-term capital gain, depending on the holding period of the stock. If the amount realized on the disqualifying disposition is less than the value at the date of exercise, the amount includable in gross income, and the amount deductible by the Company, will equal the excess of the amount realized on the sale or exchange over the exercise price.

        Exercise of an incentive stock option increases the optionee's alternative minimum taxable income ("AMTI") by an amount equal, in general, to the excess of the fair market value of the shares acquired under the option over the option price. If there is a disqualifying disposition of the shares that occurs in the same year, the maximum amount of AMT income is the gain on the disposition of the shares. An increase in AMTI may give rise to an alternative minimum tax ("AMT") liability. The amount of AMT, if any, paid by the optionee in respect of the option exercise may, subject to certain limitations, be applied as a credit against regular income tax liability in subsequent years.

        An optionee's stock option agreement may permit payment for stock upon the exercise of an incentive stock option to be made with other shares of the Company's Common Stock. In such a case, the optionee should be aware that, in general, if an employee uses stock acquired pursuant to the exercise of an incentive stock option to acquire other stock in connection with the exercise of an incentive stock option, it may result in ordinary income if the stock so used has not met the minimum statutory holding period necessary for favorable tax treatment as an incentive stock option.

        If an optionee's stock option agreement provides that all or any portion of an option granted under the Plan becomes immediately exercisable because of a change in (i) the ownership or effective control of the Company or
(ii) the ownership of a substantial portion of the assets of the Company (a "Change in Control") and the participant is an officer, shareholder or highly-compensated employee of the Company, such acceleration could be subject to the "golden parachute" provisions of Sections 280G and 4999 of the Code. Such sections (a) disallow a Federal income tax deduction to the payor of an "excess parachute payment," and (b) impose a non-deductible excise tax on the recipient of such payment equal to twenty percent (20%) of the "excess parachute payment." In general, a payment will be a "parachute payment" if (a) it is contingent on a Change in Control and (b) together with all other such payments to the recipient, it equals or exceeds three times his or her "base amount" (i.e., the average of the employee's annual compensation during the five (5) years immediately preceding the year in which the Change in Control occurs). "Excess parachute payments" generally are parachute payments that exceed the greater of (a) the recipient's base amount or (b) reasonable compensation for personal services actually rendered by the employee. Whether a payment will be a parachute payment or an excess parachute payment depends upon facts and circumstances that cannot be known until payment is made.

        The foregoing statements are based upon present federal income tax laws and regulations and are subject to change if the tax laws and regulations, or interpretations thereof, are changed.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE 1993 INCENTIVE STOCK OPTION PLAN.



             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                  (PROPOSAL 3)

        The Board of Directors has selected Coopers & Lybrand L.L.P. as independent accountants to audit the financial statements of the Corporation for fiscal year 1996. Coopers & Lybrand L.L.P. has served as the Corporation's independent accountants since August 1991. A representative of Coopers & Lybrand L.L.P. will be in attendance at the Annual Meeting to answer questions from shareholders. If this proposal to ratify the appointment of Coopers & Lybrand L.L.P. is not approved, the Board of Directors will reconsider the appointment of independent auditors.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS.


                         ANNUAL REPORT TO SHAREHOLDERS

        Form 10-K is integrated into the Annual Report to Shareholders for the fiscal year ended December 31, 1995, which accompanies this Proxy Statement. Additional copies of Form 10-K are available at no expense to the shareholder upon written request addressed to the Secretary of the Corporation, Post Office Box 8444, Tyler, Texas 75711.

                            SHAREHOLDER'S PROPOSALS

        A shareholder must submit his proposal to the Secretary of the Corporation on or before December 3, 1996, for consideration at the Corporation's Annual Meeting to be held in 1997.


                                    GENERAL

        The Board of Directors knows of no other business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the shareholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters. If a shareholder specifies a different choice on the proxy, his shares of Common Stock will be voted in accordance with the specification so made.



                                               /s/ B. G. HARTLEY
                                             ---------------------
Tyler, Texas                                     B. G. Hartley,
April 2, 1996                                Chairman of the Board

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                   SOUTHSIDE
      MEASUREMENT PERIOD          BANCSHARES,      DOW JONES       REGIONAL
    (FISCAL YEAR COVERED)            INC.           EQUITY        BANKS SOUTH
1990                                       100             100             100
1991                                       122             132             181
1992                                       209             144             241
1993                                       299             158             248
1994                                       259             159             244
1995                                       368             221             375

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PROXY                      SOUTHSIDE BANCSHARES, INC.

   The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders of Southside Bancshares, Inc. (the "Corporation") to be held at Southside Bank Operations Center, 1221 South Beckham Ave., Tyler, Texas, on April 24, 1996 at 4:00 p.m., local time, and the Proxy Statement in connection therewith, and (b) appoints Herbert C. Buie, Robbie N. Edmonson & W.D. (Joe) Norton, and each of them, his proxies with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Corporation standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment thereof, and the undersigned directs that his proxy be voted as follows:

    ELECTION OF THREE DIRECTOR NOMINEES                  / / FOR nominees listed below except as marked to the contrary below
    TO SERVE UNTIL THE 1999 ANNUAL MEETING               / / WITHHOLD AUTHORITY by writing nominee's name in space below

                                                         --------------------------------------------------------------------
                                                                  Rollins Caldwell, William Sheehy and Murph Wilson

   APPROVAL OF THE PROPOSED AMENDMENTS TO THE 1993 INCENTIVE STOCK OPTION PLAN DESCRIBED IN THE PROXY STATEMENT

            / / FOR              / / AGAINST              / / ABSTAIN

   RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P. AS THE CORPORATION'S INDEPENDENT AUDITORS

            / / FOR              / / AGAINST              / / ABSTAIN

   APPROVAL OF SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF

            / / FOR              / / AGAINST              / / ABSTAIN

   If more than one of the proxies above shall be present in person or by substitute at the meeting or any adjournment thereof, the majority of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

   THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE MATTERS SPECIFICALLY REFERRED TO ABOVE.

                          (continued on reverse side)

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

--------------------------------------------------------------------------------

   The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
CORPORATION.
                                           Dated:                         , 1996

                                           -------------------------------------
                                                         Signature

                                           -------------------------------------
                                                (Signature if held jointly)

                                           Please date the proxy and sign your
                                           name exactly as it appears hereon.
                                           Where there is more than one owner,
                                           each should sign. When signing as an
                                           attorney, administrator, executor,
                                           guardian or trustee, please add your
                                           title as such. If executed by a
                                           corporation, the proxy should be
                                           signed by a duly authorized officer.
                                           Please sign the proxy and return it
                                           promptly whether or not you expect to
                                           attend the meeting. You may
                                           nevertheless vote in person if you do
                                           attend.

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